Exhibit 99.1

American Lorain Corporation Reports 2011 Third Quarter Financial Results

- Company to Hold Conference Call Wednesday, November 16, 2011, at 8:00 a.m. ET -

JUNAN COUNTY, China, Nov. 15, 2011 /PRNewswire-Asia-FirstCall/ -- American Lorain Corporation (NYSE Amex: ALN) ("American Lorain" or the "Company"), an international processed snack foods, convenience foods, and frozen foods company based in the Shandong Province, China, today announced financial results for its third quarter ended September 30, 2011.

Q2 2011 Operational Highlights

  Chestnut and convenience food sales increased by 15.2% and 20.1% year-over-year, respectively
  Convenience food segment continued to grow as a percent of total revenue year-over-year
  Frozen food increased at a slower rate of 7.2%, and represented lower weight in total sales year-over-year
  Continued channel and brand building efforts

Q2 2011 Financial Highlights

  Total revenues of $55.6 million, an increase of 15.7% year over year
  Gross margins decreased slightly to 22.2%, compared to 22.4% year-over-year and 22.7% at 12/31/2010
  Net income attributable to common stockholders of $7.1 million, up 39.1% year-over-year
  Diluted earnings per share of $0.20

2011 Operations and Market Overview

Sales by categories of product consisted of the following for the three month ended September 30, 2011 and 2010:

	Three month ended
Category	9/30/2011	9/30/2010	% Increase
Chestnut	$24,468,233	$21,233,329	15.2%
Convenience food	22,288,710	18,552,192	20.1%
Frozen food	8,885,098	8,287,703	7.2%
Total	$55,642,041	$48,073,224	15.7%

Categories of product as a percentage of sales for the three month ended September 30, 2011 and 2010:

	Three month ended
Category	9/30/2011 % of Total	9/30/2010 % of Total	%
Chestnut	44.0%	44.2%	(0.2%	)
Convenience food	40.1%	38.6%	1.5%
Frozen food	16.0%	17.2%	(1.3%	)
Total	100%	100%

American Lorain's Chairman and CEO, Mr. Si Chen, stated, "We are satisfied with the Company's performance in the third quarter, during which we have again achieved solid growth in each of our three business lines, despite the tightened credit environment and inflation pressure. We believe the largest contributor to our growth in the fourth quarter will be the continued expansion of our convenience foods segment, as well as the chestnut food segment which is seasonally strong in fourth quarter. We believe the continuous focus on product quality and building our distribution channels and brand equity is key to the Company's success in a competitive landscape and will continue to execute on these strategies in the coming months."

2011 Third Quarter Financial Review

American Lorain Corporation
Selected Financial Statements in USD ($ in 000s)

	3 months ended	3 months ended	% Increase
	9/30/2011	9/30/2010
Sales	$55,642,041	$48,073,224	15.7%
Cost of Revenues	($43,291,417)	($37,293,496)	16.1%
Gross Profit	$12,350,624	$10,779,728	14.6%
Gross Profit Ratio	22.2%	22.4%
Income from operations	$8,200,913	$7,063,609	16.1%

Earnings before tax	$9,779,476	$6,868,892	42.4%

Net income attributable to common stockholders	$7,071,288	$5,084,475	39.1%

Diluted earnings per share	$0.20	$0.16	27.3%
Weighted average diluted shares outstanding	34,605,668	31,679,871	9.2%

  The Company reported sales for the 2011 third quarter of $55.6 million, an increase of 15.7% compared to $48.1 million in the third quarter of 2010.

  Gross profit increased14.6% to $12.4 million from $10.8 million in the prior-year period. Gross margin declined slightly to 22.2% for the three months ended September 30, 2011, from 22.4% for the prior-year period, due to inflation pressure. However, American Lorain expects that its margins will remain relatively stable and in the 20-25% range in the coming months.

  Income from operations during the period was $8.2 million, an increase of 16.1% from $7.1 million reported in the prior year period. Operating margin remained the same at 14.7% for the 2011 third quarter compared with same period in the prior year.

  The Company had net income attributable to common shareholders for the third quarter 2011 of $7.1 million, or $0.20 per diluted share based on 34.6 million diluted shares outstanding, compared to $5.1 million, or $0.16 per diluted share based on 31.8 million diluted shares outstanding in the prior-year period. The Company's net margin for the period was 12.7% compared with 10.6% in the prior year period.

  The increase in net income was largely attributable to a $2.1 million other income we recognized in the third quarter when we sold the land previously carried on our balance sheet as short term investment. Without the effect of the land sale, our net income increased 6.1% to $5.4 million for the three months ended September 30, 2011 from $5.1 million in the same period of last year. Please refer to note 22 to the financial statements for details.

Balance Sheet Highlights and Financial Position

(in millions)	9/30/2011	12/31/2010	% Increase
Cash and Cash Equivalents	$11.4	$12.7	-10.2%
Restricted Cash	8.9	2.3	287.0%
Working Capital	83.7	57.4	45.8%
Total Liabilities	40.5	45.6	-11.2%
Stockholders' Equity	148.4	129.3	14.8%

The Company had a book value per share at June 30, 2011 of $4.31.

Outlook for 2011

Mr. Chen concluded, "We remain conservatively optimistic about full year 2011. The efforts of our management group in all three business segments are producing greater efficiencies in both the operating infrastructure and costs control which will help us as we continue to grow. Despite the current uncertainties weighing on the global economy, as well as the tightened credit environment and inflation pressure domestically, we remain confident about the outlook of our market growth in China and are determined to achieve sustainable long-term growth through continued efforts in extending our channels and building our brand recognition. We will continue to execute on the Company's core strategies of driving growth through each of our business segments."

Conference Call

The Company will also discuss these results in a conference call tomorrow morning (November 16, 2011) at 8:00 a.m. ET.

Participant Dial-In Numbers:

(In the United States):	877-407-8031
(International):	201-689-8031

Webcast

The call will also be simultaneously broadcast over the Internet. To listen to the live webcast, please go to http://www.americanlorain.com and click on the conference call link, or go directly to
http://www.investorcalendar.com/IC/CEPage.asp?ID=166632.

Phone Replay Information

A recorded replay of the call will be available until 11:59 p.m. ET on November 19, 2011. Listeners may dial:

(In the United States):	877-660-6853
(International):	201-612-7415

The following replay passcodes are both required for playback:

Account #:	286
Conference ID #:	383356

About American Lorain Corporation

American Lorain Corporation products include chestnut products, convenience food products and frozen food products. The Company currently sells over 240 products to 26 provinces and administrative regions in China as well as to 42 foreign countries. The Company operates through its five direct and indirect subsidiaries and one leased factory located in China. For further information about American Lorain Corporation, please visit the Company's website at http://www.americanlorain.com.

Forward-Looking Statements

This press release contains certain "forward-looking statements" that involve a number of risks and uncertainties. There can be no assurance that such statements will prove to be accurate and the actual results and future events could differ materially from management's current expectations. Such factors include, but are not limited to, the Company's ability to obtain the necessary financing to continue and expand operations, to market its products in new markets and to offer products at competitive pricing, to attract and retain management, and to integrate and maintain technical information and management information systems, political and economic factors in the PRC, compliance requirement of laws and regulations of the PRC, the effects of currency policies and fluctuations, general economic conditions and other factors detailed from time to time in the Company's filings with the United States Securities and Exchange Commission and other regulatory authorities. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

American Lorain Corporation
Mr. David She, CFO
+86-10 8411 3393
david.she@americanlorain.com
www.americanlorain.com

AMERICAN LORAIN CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND SIX MONTHS ENDED SEPTEMBER 30, 2011 and 2010
(Stated in US Dollars)

	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2010	2011	2010
Net revenues	$55,642,041	$48,073,224	$121,818,496	$101,851,754
Cost of revenues	(43,291,417)	(37,293,496)	(95,036,378)	(78,629,267)
Gross profit	$12,350,624	$10,779,728	$26,782,118	$23,222,487

Operating expenses
Selling and marketing expenses	(2,538,469)	(2,072,152)	(4,989,922)	(4,639,500)
General and administrative expenses	(1,611,242)	(1,643,967)	(4,680,555)	(3,592,629)
	(4,149,711)	(3,716,119)	(9,670,477)	(8,232,129)

Operating income	$8,200,913	$7,063,609	$17,111,641	$14,990,358

Investment income
Government subsidy income	47,657	321,537	643,009	698,961
Interest and other income	2,135,832	628,008	2,285,288	759,579
Other expenses	(54,269)	(16,269)	(235,324)	(88,506)
Interest expense	(550,657)	(1,127,993)	(1,813,891)	(3,071,546)

Earnings before tax	$9,779,476	$6,868,892	$17,990,723	$13,288,846

Income tax	(1,887,950)	(1,476,363)	(4,061,371)	(3,005,959)

Net income	$7,891,526	$5,392,529	$13,929,352	$10,282,887

Other comprehensive income:
Foreign currency translation gain	1,664,668	1,755,844	4,772,659	2,175,729

Comprehensive income	$9,556,194	$7,148,373	$18,702,011	$12,458,616

Net income attributable to:
- Common Stockholders	$7,071,288	$5,084,475	$12,760,027	$9,624,619
- Non-controlling Interest	820,238	308,054	1,169,325	658,268
Net income	$7,891,526	$5,392,529	$13,929,352	$10,282,887

Earnings per share
-- Basic	$0.21	$0.16	$0.37	$0.32
-- Diluted	$0.20	$0.16	$0.37	$0.31

Weighted average shares outstanding
-- Basic	34,466,144	31,083,710	34,440,483	30,525,487
-- Diluted	34,605,668	31,679,871	34,754,552	31,221,758

		(Audited)
	At September 30,	At December 31,
ASSETS	2011	2010
Current assets
Cash and cash equivalents	$11,439,874	$12,730,626
Restricted cash	8,881,019	2,308,898
Short-term investment	117,074	9,447,585
Trade accounts receivable	35,105,826	33,226,612
Other receivables	6,389,505	1,492,850
Inventories	34,829,858	29,807,198
Advance to suppliers	10,747,976	7,744,976
Prepaid expenses and taxes	396,960	434,061
Deferred tax asset	107,338	103,713
Security deposits and other Assets	628,998	693,858
Total current assets	$108,644,428	$97,990,377

Non-current assets
Investment	469,594	-
Property, plant and equipment, net	74,819,359	72,095,007
Land use rights, net	4,929,838	4,877,438
Deposit	33,812	20,297
TOTAL ASSETS	$188,897,031	$174,983,119

LIABILITIES AND STOCKHOLDERS' EQUITY

Short-term bank loans	$14,824,640	$25,164,469
Long-term debt – current portion	56,743	218,935
Notes payable	782,656	4,249,977
Accounts payable	4,961,054	6,284,532
Taxes payables	3,146,526	3,266,502
Accrued liabilities and other payables	1,164,310	1,335,947
Customers deposits	33,421	89,370
Total current liabilities	$24,969,350	$40,609,732

Long-term liabilities
Long-term debt	15,509,447	5,030,930

TOTAL LIABILITIES	$40,478,797	$45,640,662

STOCKHOLDERS' EQUITY
Preferred Stock, $.001 par value, 5,000,000 shares authorized; 0 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	-	-
Common stock, $0.001 par value, 200,000,000 shares authorized; 34,471,801 and 34,419,709 shares issued and outstanding as of September 30, 2011 and December 31, 2010, respectively	34,472	34,420
Additional paid-in capital	52,823,660	52,371,481
Statutory reserves	12,078,429	11,340,739
Retained earnings	60,710,712	48,688,375
Accumulated other comprehensive income	14,169,939	9,475,745
Non-controlling interests	8,601,022	7,431,697

TOTAL STOCKHOLDER'S EQUITY	$148,418,234	$129,342,457

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$188,897,031	$174,983,119

AMERICAN LORAIN CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOW
FOR THE THREE AND SIX MONTHS ENDED SEPTEMBER 30, 2011 AND 2010
(Stated in US Dollars)

	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2010	2011	2010
Cash flows from operating activities
Net income	$7,891,526 $	5,392,529	$13,929,352 $	10,282,887
Stock and share based compensation	146,806	195,868	452,179	650,817
Depreciation	333,588	554,385	1,475,523	1,242,370
Amortization	41,854	40,053	141,997	109,114
Write down/(gain) on short-term investment	(30,702)	(479,332)	(78,465)	(479,332)
(Increase)/decrease in accounts & other receivables	(13,203,625)	(12,081,954)	(6,831,817)	(3,787,024)
(Increase)/decrease in inventories	6,268,000	(979,407)	(5,022,660)	(8,655,050)
(Increase)/decrease in prepayment	(2,650,221)	(5,152,378)	(2,965,900)	(4,418,283)
Increase/(decrease) in deferred tax asset	(1,237)	-	(3,625)	-
Increase/(decrease) in accounts and other payables	2,359,115	(2,425,974)	(1,615,090)	(4,376,091)
Net cash (used in)/provided by operating activities	1,155,104	(14,936,210)	(518,506)	(9,430,592)

Cash flows from investing activities
Shandong Greenpia acquisition net of cash required	-	(1,929,773)	-	(1,929,773)
Sales/(purchase) of short-term investments	(807,647)	(186,966)	1,358,573	(161,739)
(Increase)/decrease in restricted cash	(1,816,892)	(103,792)	(6,572,121)	454,656
Payment of construction in progress	(507,155)	-	(978,260)	-
Payment of land use rights	(60,047)	(72,466)	(194,397)	(105,671)
Payments for purchase of equipment & plant	(874,224)	(1,295,379)	(3,221,615)	(11,341,132)
Decrease/(increase) in deposit	136,099	-	51,345	-
Sales /(purchase) of land investment	7,502,344	-	7,502,344	-
Net cash used in investing activities	3,572,478	(3,585,376)	(2,054,131)	(13,083,659)
Cash flows from financing activities
Bank borrowings	3,853,879	41,717,825	22,036,891	64,869,426
Repayment of bank loans	(5,278,540)	(32,736,075)	(22,060,396)	(53,597,904)
Proceeds from issuance of notes	-	716,621	782,656	716,621
Repayment of notes	(3,085,517)	-	(4,249,977)	-
Issue of common stock	27	8,693,478	52	8,693,478
Net cash provided by/(used in) financing activities	$(4,510,151)	$18,391,849	$(3,490,774)	$20,681,621

Net Increase/(decrease) of Cash and Cash Equivalents	217,430	(129,737)	(6,063,412)	(1,832,630)
Effect of foreign currency translation on cash and cash equivalents	1,616,905	1,676,496	4,772,660	1,606,648

Cash and cash equivalents–beginning of period/year	9,605,539	10,338,791	12,730,626	12,111,532
Cash and cash equivalents–end of period/year	$11,439,874	$11,885,550	$11,439,874	$11,885,550